UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws of South Carolina	I.R.S. Employer Identification No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John R. Haley, chief executive officer of Gosiger, Inc., a Dayton, Ohio-based, privately owned distributor of computer-controlled machine tools and factory automation systems, was elected to the Sonoco Board of Directors on July 20, 2011.

A resident of Dayton, Mr. Haley holds a bachelor’s degree from the University of Notre Dame and an MBA from the University of Virginia. He serves on the board of directors of Ultra-met Carbide Technologies, a privately owned manufacturer of custom-molded tungsten carbide products, located in Urbana, Ohio. He also serves on the University of Dayton’s board of trustees, where he has chaired the board’s finance and facilities committees, and the board of directors of the Gosiger Foundation.

Mr. Haley has been appointed to serve on the Audit and the Financial Policy Committees of the Board.

The Company has not entered into any material contracts, plans or arrangements with Mr. Haley. There are no family relationships between Mr. Haley and any other executive officer or director of the Company, and there are no arrangements or understandings pursuant to which he has been appointed. There are no transactions between the Company and Mr. Haley that would constitute related person transactions under Item 404(a) of Regulation S-K, nor does Mr. Haley hold a directorship with any reporting company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: July 21, 2011	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

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